UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2011

VONAGE HOLDINGS CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32887	11-3547680
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23 Main Street, Holmdel, NJ		07733
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (732) 528-2600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On April 12, 2011, J. Sanford Miller, a director of Vonage Holdings Corp. (the “Company”), notified the Company of his decision not to stand for re-election as a director of the Company at its 2011 annual meeting of stockholders due to other business commitments, including time demands associated with his venture capital firm. Mr. Miller has served on the Company’s board of directors since 2004 and served as the Company’s Lead Independent Director from May 2006 to February 2010. Mr. Miller’s decision not to stand for re-election did not result from any disagreement with the Company. He is expected to continue to serve as a director of the Company until the Company’s 2011 annual meeting of stockholders, currently scheduled for June 9, 2011. The Company thanks Mr. Miller for his many years of leadership on its board of directors and valuable contributions to the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VONAGE HOLDINGS CORP.

Date: April 18, 2011	By:	/s/ Kurt M. Rogers
Kurt M. Rogers Chief Legal Officer and Secretary